Exhibit 99.1

LXP INDUSTRIAL TRUST
TRADED: NYSE: LXP
515 N FLAGLER DR, SUITE 408
WEST PALM BEACH, FL 33401
FOR IMMEDIATE RELEASE
LXP INDUSTRIAL TRUST REPORTS FIRST QUARTER 2026 RESULTS

West Palm Beach, Fla. - April 29, 2026 - LXP Industrial Trust (“LXP”) (NYSE: LXP), a real estate investment trust focused on Class A warehouse and distribution real estate investments, today announced results for the quarter ended March 31, 2026.
First Quarter 2026 Highlights
•Recorded Net Loss attributable to common shareholders of $(1.9) million, or $(0.03) per diluted common share.
•Generated Adjusted Company Funds From Operations available to all equityholders - diluted (“Adjusted Company FFO”) of $47.3 million, or $0.80 per diluted common share, compared to $0.78 per diluted common share in the same period in 2025, an increase of 2.6%.
•Increased Same-Store NOI 2.0% compared to the same period in 2025.
•Extended lease at 1.1 million square foot Greenville/Spartanburg facility for additional four years through 2031, following the initial two-year lease signed in May 2025.
•Completed an additional 0.7 million square feet of new leases and lease extensions, increasing Base and Cash Base Rents by 34.1% and 24.3%, respectively.
•Commenced a 1.2 million square foot speculative development project in Phoenix, Arizona.
•Extended the maturities and reduced pricing on $600 million unsecured revolving credit facility and $250 million term loan.
•Repurchased and retired approximately 325,000 common shares at an average price of $48.70 per common share.

Subsequent Highlights
•Completed 1.4 million square feet of new leases and lease extensions, increasing Cash Base Rents by 23.4%, bringing year-to-date spreads on Cash Base Rents to 16.3%.

T Wilson Eglin, Chairman and Chief Executive Officer of LXP, commented, “Our first quarter results reflect LXP’s continued leasing momentum, with 3.2 million square feet leased year-to-date, underscoring the strength of both our target markets and demand for large-format logistics facilities. This activity included the successful outcome at our 1.1 million square foot facility in Greenville/Spartanburg, in which we extended the lease for an additional four years, further enhancing the 8% initial cash stabilized development yield. With active discussions underway on over seven million square feet in our leasing pipeline, we are optimistic that we will continue to achieve attractive leasing outcomes going forward.”

FINANCIAL RESULTS
Revenues
For the quarter ended March 31, 2026, total gross revenues were $85.9 million, compared with total gross revenues of $88.9 million for the quarter ended March 31, 2025. The decrease is primarily attributable to property dispositions.
Net Income Attributable to Common Shareholders
For the quarter ended March 31, 2026, net loss attributable to common shareholders was $(1.9) million, or $(0.03) per diluted share, compared with net income attributable to common shareholders for the quarter ended March 31, 2025 of $17.3 million, or $0.30 per diluted share.
Adjusted Company FFO
For the quarter ended March 31, 2026, LXP generated Adjusted Company FFO of $47.3 million, or $0.80 per diluted share, compared to Adjusted Company FFO for the quarter ended March 31, 2025 of $46.4 million, or $0.78 per diluted share.
Dividends
LXP previously announced that it declared a regular quarterly common share dividend for the quarter ending March 31, 2026. The dividend of $0.70 per common share was paid on April 15, 2026 to common shareholders of record as of March 31, 2026.
LXP also previously announced that it declared a cash dividend of $0.8125 per share of Series C Cumulative Convertible Preferred Stock ("Series C Preferred") for the quarter ended March 31, 2026, which is expected to be paid on May 15, 2026 to shareholders of record as of April 30, 2026.
TRANSACTION ACTIVITY

ONGOING DEVELOPMENT AND REDEVELOPMENT PROJECTS

Project (% owned)	# of Buildings	Market	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 3/31/2026 ($000)(1)	LXP Amount Funded as of 3/31/2026 ($000)(2)	Estimated Base Building Completion Date	% Leased as of 3/31/2026
Development Project
Reems & Olive - Building D (95.5%)	1	Phoenix, AZ	1,185,000	$121,900	$23,953	$20,230	1Q 2027	—%

Redevelopment Projects
Orlando (100%)(3)	1	Central FL	350,990	$9,400	$17,350	$3,242	4Q 2026	—%
Richmond (100%)(3)	1	Richmond, VA	252,351	3,900	14,594	3,071	2Q 2026	—%
Total Redevelopment Projects	2		603,341	$13,300	$31,944	$6,313

Land Infrastructure Improvements
Reems & Olive (95.5%)(4)	N/A	Phoenix, AZ	N/A	16,200	12,952	15,547	N/A	N/A

Total	3		1,788,341	$151,400	$68,849	$42,090
1.Excludes leasing costs, incomplete costs and developer incentive fees or partner promotes, if any.
2.Excludes noncontrolling interests' share.
3.Estimated project costs exclude estimated tenant improvements and leasing costs.
4.Represents infrastructure development costs to prepare the land for vertical development.

LAND HELD FOR INDUSTRIAL DEVELOPMENT

Project (% owned)	Market	Approximate Acres	GAAP Investment Balance as of 3/31/2026 ($000)	LXP Amount Funded as of 3/31/2026 ($000)(1)
Consolidated
Reems & Olive (95.5%)	Phoenix, AZ	240	$57,454	$57,306
Mt. Comfort Phase II (80%)	Indianapolis, IN	116	5,879	4,761
ATL Fairburn (100%)	Atlanta, GA	14	1,732	1,779
Total Consolidated Land		370	$65,065	$63,846

Project (% owned)	Market	Approximate Acres	GAAP Investment Balance as of 3/31/2026 ($000)	LXP Amount Funded as of 3/31/2026 ($000)(1)
Non-Consolidated
Etna Park 70 (90%)	Columbus, OH	48	$9,085	$10,746
Etna Park 70 East (90%)	Columbus, OH	21	2,485	3,302
Total Non-Consolidated Land		69	$11,570	$14,048
1.Excludes noncontrolling interests’ share.

LEASING

During the first quarter of 2026, LXP executed new and extended leases:

NEW LEASES - SECOND GENERATION
Location		Lease Expiration Date	Sq. Ft.
Whitestown, IN		03/28	85,232
TOTAL NEW LEASES - SECOND GENERATION			85,232

LEASE EXTENSIONS - SECOND GENERATION
Location	Prior Term	New Lease Expiration Date	Sq. Ft.
Greer, SC	05/27	05/31	1,091,888
Lewisburg, TN	03/26	07/31	310,000
Statesville, NC(1)	10/26	10/29	351,800

TOTAL LEASE EXTENSIONS - SECOND GENERATION			1,753,688
1.Property consists of 639,800 square feet. During the quarter, the lease for 351,800 square feet was extended to October 31, 2029. The lease for the remaining 288,000 square feet has a lease expiration date of October 31, 2026.
As of March 31, 2026, LXP's stabilized portfolio was 96.6% leased. A total of 1.8 million square feet of new second-generation and extended second-generation leases were executed during the first quarter of 2026 with Base and Cash Base Rents on second-generation leases increasing by 19.1% and 11.9%, respectively.
Additionally, LXP executed 1.4 million square feet of new and extended second-generation leases at Cash Base rent spreads of 23.4%, which resulted in a year-to-date increase in Cash Base Rents of 16.3%.

BALANCE SHEET
LXP ended the quarter with net debt to Annualized Adjusted EBITDA of 5.1x. LXP's total consolidated debt was $1.3 billion at quarter end. Total consolidated debt had a weighted-average term to maturity of 4.7 years and a weighted-average interest rate of 3.6% as of March 31, 2026. LXP's total cash and cash equivalents was $130.1 million at quarter end.
During the first quarter of 2026, LXP repurchased and retired approximately 325,000 common shares at an average price of $48.70 per share. Since December 2025, LXP has repurchased and retired approximately 406,200 shares at an average price of $48.77.
2026 EARNINGS GUIDANCE
LXP estimates net income attributable to common shareholders for the year ended December 31, 2026 will be within an expected range of $— to $0.15 per diluted common share. LXP is reaffirming its expectation that Adjusted Company FFO guidance for the year ending December 31, 2026, will be within an expected range of $3.22 to $3.37 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.
FIRST QUARTER 2026 CONFERENCE CALL
LXP will host a conference call today, April 29, 2026, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended March 31, 2026. Interested parties may participate in this conference call by dialing 1-888-660-6082 or 1-929-201-6604. Conference ID is 1576583. A replay of the call will be available through May 6, 2026 at 1-800-770-2030 or 1-609-800-9909, pin code for all replay numbers is 1576583. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section. The webcast link will be available for one year.
ABOUT LXP INDUSTRIAL TRUST
LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on Class A warehouse and distribution investments in 12 target markets across the Sunbelt and lower Midwest. LXP seeks to expand its warehouse and distribution portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including LXP's Quarterly Supplemental Information package, or to follow LXP on social media, visit www.lxp.com.
Contact:
Investor or Media Inquiries for LXP Industrial Trust:
Heather Gentry, Executive Vice President of Investor Relations
LXP Industrial Trust
Phone: (212) 692-7200 E-mail: hgentry@lxp.com
This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under LXP's control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in LXP's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) national, regional and local economic and political climates and changes in applicable governmental regulations and tax legislation, (2) the outbreak of highly infectious or contagious diseases and natural disasters, (3) authorization by LXP's Board of Trustees of future dividend declarations, (4) LXP's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2026, (5) the successful consummation of any lease, acquisition, development, build-to-suit, disposition, financing or other transaction, including achieving any estimated yields, (6) the failure to continue to qualify as a real estate investment trust, (7) changes in general business and economic conditions, including the impact of any legislation, (8) competition, (9) inflation and increases in operating costs, (10) labor shortages, (11) supply chain disruption and increases in real estate construction costs and raw materials costs and construction schedule delays, (12) defaults or non-renewals of significant tenant leases, (13) changes in financial markets and interest rates, (14) changes in accessibility of debt and equity capital markets, (15) future impairment charges, (16) international trade disputes or the imposition of significant tariffs or other trade restrictions by the U.S. on imported goods that adversely impact trading volumes and (17) risks related to our investments in our non-consolidated joint ventures. Copies of the periodic reports LXP files with the Securities and Exchange Commission are available on LXP's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe LXP's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that LXP's expectations will be realized.
References to LXP refer to LXP Industrial Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.
Non-GAAP Financial Measures - Definitions
LXP has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.
LXP believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating LXP's financial performance or cash flow from operating, investing or financing activities or liquidity.
Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest expense, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of real estate or changes in control, impairment charges, gain (loss) on debt satisfaction, net, non-cash charges, net, straight-line adjustments, non-recurring charges, the non-cash purchase option impact of sales-type leases and adjustments for pro rata share of non-wholly owned entities. LXP's calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. LXP believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA. Annualized Adjusted EBITDA is Adjusted EBITDA for the quarter multiplied by four.
Annualized Adjusted EBITDA: Adjusted EBITDA for the quarter multiplied by four.
Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. Base Rent excludes reserves/write-offs of deferred rent receivable, as applicable. LXP believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.
Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements, non-cash sales-type lease income and lease termination income, and includes ancillary income. LXP believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.
Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash income related to sales-type leases, (6) non-cash interest, (7) non-cash charges, net, (8) capitalized interest and internal costs, (9) cash paid for second-generation tenant improvements, and (10) cash paid for second-generation lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), LXP believes it provides a meaningful indication of its ability to fund its cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

First-Generation Costs: Represents cash spend for tenant improvements, leasing costs and expenditures contemplated at acquisition for recently acquired properties with vacancy. Because all companies do not calculate First Generation Costs the same way, LXP's presentation may not be comparable to similarly titled measures of other companies.
Funds from Operations (“FFO”) and Adjusted Company FFO: LXP believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. LXP believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.
The National Association of Real Estate Investment Trusts, or Nareit, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.
LXP presents FFO available to common shareholders - basic and also presents FFO available to all equityholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into LXP’s common shares, are converted at the beginning of the period. LXP also presents Adjusted Company FFO available to all equityholders - diluted which adjusts FFO available to all equityholders - diluted for certain items which we believe are not indicative of the operating results of LXP's real estate portfolio and not comparable from period to period. LXP believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of LXP’s operating performance or as an alternative to cash flow as a measure of liquidity.
GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of LXP's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate, (or has generated) divided by the acquisition/completion cost, (or sale price). Stabilized yields assume 100% occupancy and the payment of estimated costs to achieve 100% occupancy excluding developer incentive fees or partner promotes, if any.
Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of LXP's historical or future financial performance, financial position or cash flows. LXP defines NOI as operating revenues (rental income (less GAAP rent adjustments, non-cash and purchase option income related to sales-type leases and lease termination income, net), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, LXP's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. LXP believes that net income is the most directly comparable GAAP measure to NOI.
Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned, stabilized and included in our portfolio for the period commencing January 1, 2025 and through the end of the current reporting period. As Same-Store NOI excludes the change in NOI from acquired, expanded, disposed of properties and properties with significant casualty loss, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, LXP's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of LXP's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of LXP's financial performance since it does not reflect the operations of LXP's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of LXP's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact LXP's results from operations. LXP believes that net income is the most directly comparable GAAP measure to Same-Store NOI.
Second-Generation Costs: Represents cash spend for tenant improvements and leasing costs to maintain revenues at existing properties and are a component of the FAD calculation. LXP believes that second-generation building improvements represent an investment in existing stabilized properties.

Stabilized Portfolio: All real estate properties other than non-stabilized properties. LXP considers stabilization to occur upon the earlier of 90% occupancy of the property or one year from the cessation of major construction activities. Non-stabilized, substantially completed development projects are classified within investments in real estate under construction. If some portions of a development project are substantially complete and ready for use and other portions have not yet reached that stage, LXP ceases capitalizing costs on the completed portion of the project but continues to capitalize costs for the incomplete portion. When a portion of the development project is substantially complete and ready for its intended use, the project is placed in service and depreciation commences.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share data)

	Three months ended March 31,
	2026	2025
Gross revenues:
Rental revenue	$84,976	$87,893
Other revenue	972	970
Total gross revenues	85,948	88,863
Expense applicable to revenues:
Depreciation and amortization	(46,985)	(50,512)
Property operating	(16,735)	(17,129)
General and administrative	(10,254)	(10,390)
Non-operating income	1,535	520
Interest and amortization expense	(13,217)	(16,280)
Loss on debt satisfaction, net	(299)	(350)
Transaction costs	(15)	—
Gain on sale or disposal of, and recovery on, real estate, net	2,304	24,635
Income before provision for income taxes and equity in losses of non-consolidated entities	2,282	19,357
Provision for income taxes	(136)	(215)
Equity in losses of non-consolidated entities	(2,437)	(980)
Net income (loss)	(291)	18,162
Net loss attributable to noncontrolling interests	52	816
Net income (loss) attributable to LXP Industrial Trust shareholders	(239)	18,978
Dividends attributable to preferred shares - Series C	(1,572)	(1,572)
Allocation to participating securities	(131)	(127)
Net income (loss) attributable to common shareholders	$(1,942)	$17,279

Net income (loss) attributable to common shareholders - per common share basic	$(0.03)	$0.30
Weighted-average common shares outstanding - basic	58,163,030	58,341,212

Net income (loss) attributable to common shareholders - per common share diluted	$(0.03)	$0.30
Weighted-average common shares outstanding - diluted	58,163,030	58,459,654

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share data)

	March 31, 2026	December 31, 2025

Assets:
Real estate, at cost	$3,909,897	$3,908,485
Real estate - intangible assets	305,841	305,841
Land held for development	65,065	82,971
Investments in real estate under construction	68,849	41,769
Real estate, gross	4,349,652	4,339,066
Less: accumulated depreciation and amortization	(1,196,713)	(1,151,513)
Real estate, net	3,152,939	3,187,553
Right-of-use assets, net	7,583	8,721
Cash and cash equivalents	130,112	170,394
Restricted cash	168	257
Investments in non-consolidated entities	29,301	31,430
Deferred expenses, net	40,704	35,068
Rent receivable - current	3,963	3,454
Rent receivable - deferred	85,279	84,631
Other assets	16,652	15,514
Total assets	$3,466,701	$3,537,022

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$48,162	$49,541
Term loan payable, net	247,532	249,053
Senior notes payable, net	953,104	952,693
Trust preferred securities, net	100,133	100,113
Dividends payable	43,536	44,715
Operating lease liabilities	7,914	9,134
Accounts payable and other liabilities	38,542	54,553
Accrued interest payable	11,425	9,218
Deferred revenue - including below-market leases, net	2,724	3,030
Prepaid rent	14,459	16,594
Total liabilities	1,467,531	1,488,644

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770 and 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 600,000,000 shares, 58,947,523 and 59,077,234 shares issued and outstanding in 2026 and 2025, respectively	6	6
Additional paid-in-capital	3,305,816	3,313,884
Accumulated distributions in excess of net income	(1,413,734)	(1,371,654)
Accumulated other comprehensive income	1,403	427
Total shareholders’ equity	1,987,507	2,036,679
Noncontrolling interests	11,663	11,699
Total equity	1,999,170	2,048,378
Total liabilities and equity	$3,466,701	$3,537,022

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE
(Unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
EARNINGS PER SHARE:

Basic:
Net income (loss) attributable to common shareholders	$(1,942)	$17,279

Weighted-average number of common shares outstanding - basic	58,163,030	58,341,212

Net income (loss) attributable to common shareholders - per common share basic	$(0.03)	$0.30

Diluted:
Net income (loss) attributable to common shareholders - basic	$(1,942)	$17,279

Weighted-average common shares outstanding - basic	58,163,030	58,341,212
Effect of dilutive securities:
Unvested share-based payment awards	—	118,442
Weighted-average common shares outstanding - diluted	58,163,030	58,459,654

Net income (loss) attributable to common shareholders - per common share diluted	$(0.03)	$0.30

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION
(Unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2026	2025
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income (loss) attributable to common shareholders	$(1,942)	$17,279
Adjustments:

Depreciation and amortization - real estate	45,233	48,822
Impairment charges - real estate, from our share of non-consolidated entities	1,250	—
Amortization of leasing commissions	1,752	1,690
Joint venture and noncontrolling interest adjustment	1,332	1,207
Gain on sale or disposal of, and recovery on, real estate, net	(2,304)	(24,635)
FFO available to common shareholders - basic	45,321	44,363
Preferred dividends	1,572	1,572
Amount allocated to participating securities	131	127
FFO available to all equityholders - diluted	47,024	46,062
Transaction costs(1)	15	—
Loss on debt satisfaction, net	299	350
Adjusted Company FFO available to all equityholders - diluted	47,338	46,412
FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(626)	(959)
Lease incentives	500	446
Amortization of above/below market leases	(302)	(1,115)
Lease termination payments, net	(76)	1,600
Non-cash interest expense	1,025	1,079
Non-cash charges, net	2,980	3,126
Capitalized interest and internal costs	(536)	(219)
Second-Generation tenant improvements	—	(452)
Second-Generation lease costs	(21)	(1,736)
Joint venture and noncontrolling interest adjustment	(485)	(57)
Company Funds Available for Distribution	$49,797	$48,125

Per Common Share Amounts
Basic:
FFO	$0.78	$0.76
Diluted:
FFO	$0.80	$0.78
Adjusted Company FFO	$0.80	$0.78
Basic:
Weighted-average common shares outstanding - basic FFO	58,163,030	58,341,212
Diluted:
Weighted-average common shares outstanding - diluted EPS	58,163,030	58,459,654
Preferred shares - Series C	942,114	942,114
Weighted-average common shares outstanding - diluted FFO	59,105,144	59,401,768
(1) Transaction costs include costs associated with terminated investments, such as non-refundable deposits and legal fees.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

2026 EARNINGS GUIDANCE
	Twelve Months Ended December 31, 2026
	Low Range	High Range
Estimated:
Net income (loss) attributable to common shareholders per diluted common share(1)	$—	$0.15
Depreciation and amortization	3.23	3.23
Impact of capital transactions	(0.01)	(0.01)
Estimated Adjusted Company FFO per diluted common share	$3.22	$3.37
(1) Assumes all convertible securities are dilutive.